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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Analog Devices, Inc. of our report dated November 13, 2000 (except for
Note 15, as to which the date is January 17, 2001), included in the 2000 Annual Report to Shareholders of Analog Devices, Inc.

     Our audits also included the financial statement schedule of Analog Devices, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-63561, 2-90023, 2-95495, 33-2502, 33-4067, 33-22604, 33-22605,
33-29484, 33-39851, 33-39852, 33-43128, 33-46520, 33-46521, 33-60696, 33-60642,
33-61427, 33-64849, 333-04771, 333-04819, 333-04821 333-08493, 333-47789,
333-47787, 333-48243, 333-56529, 333-69359, 333-79551, 333-87055, 333-50092,
333-53314 and 333-53828 and Form S-3 Nos. 333-08505, 333-08509, 333-17651,
333-87053, 333-48928, 333-51530 and 333-53660) of Analog Devices, Inc. and in
the related Prospectuses of our report dated November 13, 2000 (except for Note 15, as to which the date is January 17, 2001), with respect to the consolidated financial statements and schedule of Analog Devices, Inc. included or incorporated by reference in this Annual Report (Form 10-K) for the year ended October 28, 2000.

                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
January 19, 2001